Exhibit 99.1

Xylem Inc.

1 International Drive, Rye Brook N.Y. 10573

Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Phil DeSousa +1 (914) 323-5930
	Kelly.McAndrew@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports solid top-line and adjusted earnings growth in third quarter 2015

•	Third quarter 2015 revenue was $902 million, an increase of two percent on an organic basis

•	Third quarter 2015 adjusted net income was $90 million or $0.49 per share, which excluding foreign exchange translation impact, was up four percent over third quarter 2014 results; GAAP net income was $88 million or $0.48 per share, down 17 percent year-over-year

•	Company reaffirms organic revenue growth and adjusted EPS guidance for full-year 2015

RYE BROOK, N.Y., October 29, 2015 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third quarter 2015 net income of $88 million, or $0.48 per share. Excluding restructuring and realignment charges and other special items, adjusted net income was $90 million or $0.49 per share, down eight percent from the comparable period in 2014, but up four percent excluding foreign exchange translation impact. Third quarter revenue was $902 million, an increase of two percent organically, reflecting strength in the public utility end market. Third quarter operating margin, adjusted to exclude restructuring and realignment charges, was 13.7 percent, down 20 basis points from the prior year, however, this result was flat year-over-year excluding foreign exchange translation.

“Our team delivered solid results this quarter, with project deliveries driving better than expected performance,” said Patrick Decker, Xylem President and Chief Executive Officer. “We are continuing to see signs of increasing strength in the public utility end market and mixed conditions in industrials. We continue to grow and expand our business in emerging markets, where we generated a nine-percent increase in organic revenue in the quarter. While we did see some growth deceleration in the commercial building and industrial sectors, these regions, such as China and India, are continuing to increase investments in water and wastewater infrastructure. In India, for example, we recently secured a $39 million order for a custom pumping system that will provide drinking water and irrigation to arid areas that currently do not have stable water sources.”

Decker continued, “We are executing a balanced capital deployment strategy. During the quarter, we opportunistically repurchased $75 million in shares and, last week, we added a new business to our analytics portfolio that strengthens our offering. We will continue to maintain a sharp focus on execution across all aspects of our business as we close out the year.”

During the third quarter 2015, Xylem repurchased 2.3 million shares of common stock under its stock repurchase programs. As of September 30, 2015, Xylem had approximately $475 million remaining under its current stock repurchase authorizations.

Full-year 2015 Outlook

Xylem continues to expect full-year 2015 revenue of approximately $3.7 billion, a decrease of six to seven percent from the full-year 2014 results. On an organic basis, Xylem also continues to expect to generate revenue growth of approximately one to two percent.

Expectations for full-year 2015 adjusted earnings per share continue to be in the range of $1.82 to $1.87. Excluding the projected unfavorable impact of foreign exchange translation, Xylem’s adjusted earnings per share growth expectations are in the range of four to seven percent over the comparable full-year 2014 results. The Company’s outlook for projected restructuring and realignment costs of $20 million for the year is unchanged.

Third Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	Third quarter 2015 Water Infrastructure revenue was $551 million, up two percent relative to the prior year period on an organic basis. This increase was driven by five-percent growth in the public utility end market, reflecting strong growth in the United States and Europe, as well as continued infrastructure investment activity in emerging markets.

•	Third quarter adjusted segment operating income was $85 million, down $13 million from the prior year result, reflecting the unfavorable impact of foreign exchange translation. Operating income for the quarter was $83 million, down $12 million from last year. Adjusted operating margin for the quarter decreased 90 basis points to 15.4 percent as the impact of strong procurement and lean cost savings was more than offset by investment in strategic growth initiatives, unfavorable mix and inflation.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial and agricultural applications.

•	Third quarter 2015 revenue was $351 million, an increase of three percent organically compared with the third quarter 2014. Growth in residential and commercial building applications, as well as industrial project deliveries helped to drive this improvement. Xylem’s business in emerging markets showed continued strength, despite the expected slow-down in China, and North America and Europe each delivered modest growth.

•	Adjusted segment operating income was $48 million in the third quarter, down $4 million from the comparable period last year, reflecting the unfavorable impact of foreign exchange translation. Operating income was $46 million, which was $5 million lower than last year. Adjusted operating margin for the quarter decreased 70 basis points to 13.7 percent as strong procurement and lean cost savings were more than offset by the impacts of foreign exchange translation, unfavorable mix and inflation.

Supplemental information on Xylem’s third quarter earnings and reconciliations for non-GAAP items are posted at http://investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The Company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in Rye Brook, New York, with 2014 revenues of $3.9 billion and approximately 12,500 employees worldwide. Xylem was named to the Dow Jones Sustainability Index for the last four years for advancing sustainable business practices and solutions worldwide and the Company has satisfied the requirements to be a constituent of the FTSE4Good Index Series each year since 2013.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all – that which occurs in nature. For more information, please visit us at www.xylem.com.

Forward-Looking Statements

This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenue, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and with subsequent filings we make with the Securities and Exchange Commission.

All forward-looking statements made herein are based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2015	2014	2015	2014
Revenue	$902	$963	$2,659	$2,874
Cost of revenue	551	587	1,645	1,768

Gross profit	351	376	1,014	1,106
Selling, general and administrative expenses	207	222	631	688
Research and development expenses	23	24	71	78
Restructuring charges	1	—	5	18

Operating income	120	130	307	322
Interest expense	13	14	41	41
Other non-operating income, net	—	1	—	1
Gain from sale of businesses	—	11	9	11

Income before taxes	107	128	275	293
Income tax expense	19	22	49	52

Net income	$88	$106	$226	$241

Earnings per share:
Basic	$0.48	$0.58	$1.25	$1.31
Diluted	$0.48	$0.58	$1.24	$1.31
Weighted average number of shares:
Basic	180.8	182.2	181.5	183.4
Diluted	181.6	183.4	182.3	184.6
Dividends declared per share	$0.1408	$0.1280	$0.4224	$0.3840

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except per share amounts)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$611	$663
Receivables, less allowances for discounts and doubtful accounts of $29 and $34 in 2015 and 2014, respectively	762	771
Inventories	477	486
Prepaid and other current assets	132	144
Deferred income tax assets	35	38

Total current assets	2,017	2,102
Property, plant and equipment, net	418	461
Goodwill	1,584	1,635
Other intangible assets, net	434	470
Other non-current assets	192	192

Total assets	$4,645	$4,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$314	$338
Accrued and other current liabilities	422	481
Short-term borrowings and current maturities of long-term debt	79	89

Total current liabilities	815	908
Long-term debt	1,196	1,195
Accrued postretirement benefits	374	388
Deferred income tax liabilities	141	158
Other non-current accrued liabilities	76	84

Total liabilities	2,602	2,733

Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 189.8 shares and 188.9 shares in 2015 and 2014, respectively	2	2
Capital in excess of par value	1,822	1,796
Retained earnings	796	648
Treasury stock – at cost 10.4 shares and 6.6 shares in 2015 and 2014, respectively	(348)	(220)
Accumulated other comprehensive loss	(229)	(99)

Total stockholders’ equity	2,043	2,127

Total liabilities and stockholders’ equity	$4,645	$4,860

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the nine months ended September 30,	2015	2014
Operating Activities
Net income	$226	$241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69	70
Amortization	33	37
Share-based compensation	11	14
Restructuring charges	5	18
Gain from sale of businesses	(9)	(11)
Other, net	10	(2)
Payments for restructuring	(11)	(20)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(32)	(40)
Changes in inventories	(15)	(62)
Changes in accounts payable	6	(2)
Other, net	(33)	10

Net Cash – Operating activities	260	253

Investing Activities
Capital expenditures	(78)	(77)
Proceeds from sale of businesses	1	30
Proceeds from the sale of property, plant and equipment	1	2
Other, net	2	—

Net Cash – Investing activities	(74)	(45)

Financing Activities
(Repayment) issuance of short-term debt	(3)	2
Repurchase of common stock	(128)	(132)
Proceeds from exercise of employee stock options	14	17
Dividends paid	(77)	(71)
Other, net	—	2

Net Cash – Financing activities	(194)	(182)

Effect of exchange rate changes on cash	(44)	(30)

Net change in cash and cash equivalents	(52)	(4)
Cash and cash equivalents at beginning of year	663	533

Cash and cash equivalents at end of period	$611	$529

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$37	$36
Income taxes (net of refunds received)	$57	$69

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude restructuring and realignment costs, gain on sale of business and special charges.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income, segment operating income and earnings per share, adjusted to exclude restructuring and realignment costs, gain on sale of businesses, special charges and tax-related special items, as applicable.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.

“Special charges” defined as costs incurred by the Company, such as legal and professional fees, associated with the Korea matters, as well as costs incurred for the contractual indemnification of tax obligations to ITT.

“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Orders

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2015 v. 2014	% Change 2015 v. 2014	Acquisitions / Divestitures	FX Contribution	Change Adj. 2015 v. 2014	% Change Adj. 2015 v. 2014
	2015	2014
Nine Months Ended September 30

Xylem Inc.	2,798	3,051	(253)	-8%	10	257	14	0%	0%

Water Infrastructure	1,737	1,915	(178)	-9%	—	192	14	1%	1%
Applied Water	1,061	1,136	(75)	-7%	10	65	—	0%	-1%

Quarter Ended September 30

Xylem Inc.	939	1,027	(88)	-9%	—	88	—	0%	0%

Water Infrastructure	590	664	(74)	-11%	—	68	(6)	-1%	-1%
Applied Water	349	363	(14)	-4%	—	20	6	2%	2%

Quarter Ended June 30

Xylem Inc.	944	1,031	(87)	-8%	5	92	10	1%	0%

Water Infrastructure	585	654	(69)	-11%	—	69	—	0%	0%
Applied Water	359	377	(18)	-5%	5	24	11	3%	2%

Quarter Ended March 31

Xylem Inc.	915	993	(78)	-8%	5	77	4	0%	0%

Water Infrastructure	562	597	(35)	-6%	—	55	20	3%	3%
Applied Water	353	396	(43)	-11%	5	21	(17)	-4%	-6%

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
			Change	% Change	Acquisitions /		Change	% Change
	Revenue	Revenue	2015 v. 2014	2015 v. 2014	Divestitures	FX Contribution	Adj. 2015 v. 2014	Adj. 2015 v. 2014
	2015	2014
Nine Months Ended September 30

Xylem Inc.	2,659	2,874	(215)	-7%	11	243	39	1%	1%

Water Infrastructure	1,602	1,770	(168)	-9%	—	180	12	1%	1%
Applied Water	1,057	1,104	(47)	-4%	11	63	27	2%	1%

Quarter Ended September 30

Xylem Inc.	902	963	(61)	-6%	—	81	20	2%	2%

Water Infrastructure	551	602	(51)	-8%	—	61	10	2%	2%
Applied Water	351	361	(10)	-3%	—	20	10	3%	3%

Quarter Ended June 30

Xylem Inc.	920	1,005	(85)	-8%	6	89	10	1%	0%

Water Infrastructure	551	616	(65)	-11%	—	65	—	0%	0%
Applied Water	369	389	(20)	-5%	6	24	10	3%	1%

Quarter Ended March 31

Xylem Inc.	837	906	(69)	-8%	5	73	9	1%	0%

Water Infrastructure	500	552	(52)	-9%	—	54	2	0%	0%
Applied Water	337	354	(17)	-5%	5	19	7	2%	1%

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q1		Q2		Q3		YTD
	2015	2014	2015	2014	2015	2014	2015	2014
Total Revenue
• Total Xylem	837	906	920	1,005	902	963	2,659	2,874
• Water Infrastructure	500	552	551	616	551	602	1,602	1,770
• Applied Water	337	354	369	389	351	361	1,057	1,104

Operating Income
• Total Xylem	83	76	104	116	120	130	307	322
• Water Infrastructure	47	46	65	76	83	95	195	217
• Applied Water	46	41	51	53	46	51	143	145
• Total Segments	93	87	116	129	129	146	338	362

Operating Margin
• Total Xylem	9.9%	8.4%	11.3%	11.5%	13.3%	13.5%	11.5%	11.2%
• Water Infrastructure	9.4%	8.3%	11.8%	12.3%	15.1%	15.8%	12.2%	12.3%
• Applied Water	13.6%	11.6%	13.8%	13.6%	13.1%	14.1%	13.5%	13.1%
• Total Segments	11.1%	9.6%	12.6%	12.8%	14.3%	15.2%	12.7%	12.6%

Special Charges
• Total Xylem	1	—	—	—	—	—	1	—
• Water Infrastructure	1	—	—	—	—	—	1	—
• Applied Water	—	—	—	—	—	—	—	—
• Total Segments	1	—	—	—	—	—	1	—

Restructuring & Realignment Costs
• Total Xylem	6	18	6	9	4	4	16	31
• Water Infrastructure	5	12	4	5	2	3	11	20
• Applied Water	1	6	2	4	2	1	5	11
• Total Segments	6	18	6	9	4	4	16	31

Adjusted Operating Income*
• Total Xylem	90	94	110	125	124	134	324	353
• Water Infrastructure	53	58	69	81	85	98	207	237
• Applied Water	47	47	53	57	48	52	148	156
• Total Segments	100	105	122	138	133	150	355	393

Adjusted Operating Margin*
• Total Xylem	10.8%	10.4%	12.0%	12.4%	13.7%	13.9%	12.2%	12.3%
• Water Infrastructure	10.6%	10.5%	12.5%	13.1%	15.4%	16.3%	12.9%	13.4%
• Applied Water	13.9%	13.3%	14.4%	14.7%	13.7%	14.4%	14.0%	14.1%
• Total Segments	11.9%	11.6%	13.3%	13.7%	14.7%	15.6%	13.4%	13.7%

*	Adjusted Operating Income excludes restructuring & realignment costs and special charges.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q3 2014				Q3 2015
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	963			963	902			902
Operating Income	130	4	a	134	120	4	a	124
Operating Margin	13.5%			13.9%	13.3%			13.7%
Interest Expense	(14)			(14)	(13)			(13)
Other Non-Operating Income (Expense)	1			1	—	2	b	2
Gain from sale of business	11	(11)		—	—	—		—

Income before Taxes	128	(7)		121	107	6		113
Provision for Income Taxes	(22)	(2)	c	(24)	(19)	(4)	c	(23)

Net Income	106	(9)		97	88	2		90

Diluted Shares	183.4			183.4	181.6			181.6
Diluted EPS	$0.58	$(0.05)		$0.53	$0.48	$0.01		$0.49

Currency translation impact on current year diluted EPS					$(0.06)			$(0.06)
Diluted EPS at Constant Currency					$0.54			$0.55

	Q3 YTD 2014				Q3 YTD 2015
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,874			2,874	2,659			2,659
Operating Income	322	31	a	353	307	17	a	324
Operating Margin	11.2%			12.3%	11.5%			12.2%
Interest Expense	(41)			(41)	(41)			(41)
Other Non-Operating Income (Expense)	1			1	—	4	b	4
Gain from sale of businesses	11	(11)		—	9	(9)		0

Income before Taxes	293	20		313	275	12		287
Provision for Income Taxes	(52)	(13)	c	(65)	(49)	(10)	c	(59)

Net Income	241	7		248	226	2		228

Diluted Shares	184.6			184.6	182.3			182.3
Diluted EPS	$1.31	$0.04		$1.35	$1.24	$0.01		$1.25

Currency translation impact on current year diluted EPS					$(0.17)			$(0.17)
Diluted EPS at Constant Currency					$1.41			$1.42

a	Restructuring & realignment costs in 2014 and 2015 and special charges in 2015
b	Special charges
c	Net tax impact of restructuring & realignment costs and special charges, and tax-related special items

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

($ Millions)

	Q1		Q2		Q3		Nine Months Ended
	2015	2014	2015	2014	2015	2014	2015	2014
Net Cash - Operating Activities	$39	$22	$84	$76	$137	$155	$260	$253

Capital Expenditures	(37)	(25)	(20)	(23)	(21)	(29)	(78)	(77)

Free Cash Flow	$2	$(3)	$64	$53	$116	$126	$182	$176

Net Income	64	49	74	86	88	106	226	241

Gain from sale of businesses	9	—	—	—	—	11	9	11

Net Income, excluding gain on sale of businesses	$55	$49	$74	$86	$88	$95	$217	$230

Free Cash Flow Conversion	4%	-6%	86%	62%	132%	133%	84%	77%